                          COMPANIES ACTS, 1963 TO 2003

                           ---------------------------

                             PUBLIC LIMITED COMPANY

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                                (NEW) MEMORANDUM

                                       AND

                             ARTICLES OF ASSOCIATION

                                       OF

                       ELAN FINANCE PUBLIC LIMITED COMPANY

          (AS AMENDED BY SPECIAL RESOLUTION DATED 11TH NOVEMBER, 2004)

                        ---------------------------------

                                INCORPORATED 2004

                        ---------------------------------

                                 A & L GOODBODY

                          COMPANIES ACTS, 1963 TO 2003

                              ---------------------

                             PUBLIC LIMITED COMPANY

                              ---------------------

                         (NEW) MEMORANDUM OF ASSOCIATION

                                       OF

                       ELAN FINANCE PUBLIC LIMITED COMPANY

          (AS AMENDED BY SPECIAL RESOLUTION DATED 11TH NOVEMBER, 2004)

                        --------------------------------

1.     The name of the Company is Elan Finance public limited company.

2.     The objects for which the Company is established are:

       2.1.   To carry on the business of issuing, selling, buying and dealing generally in bonds, commercial paper, promissory notes,
              obligations, certificates of deposit, treasury bills, trade bills, bills of exchange, bills of lading, bank acceptances, options, options certificates, futures, annuities, interests in property, monetary instruments, shares, stocks, debentures, debenture stock
              (perpetual or otherwise), letters of credit, circular notes, financial and investment instruments and all other instruments and securities of all kinds, whether or not transferable of
              negotiable, whether issued at a premium or a discount, with or without interest, secured or unsecured or on such other terms as the Directors may from time to time in their absolute discretion determine.

       2.2.   To carry out all types of financing and refinancing in any currency whatsoever and to carry out financing and refinancing of every description, whether asset based or not including, without limitation, financing and refinancing of financial assets, with or without security, financing or refinancing by way of loans, acceptances credits, issuance of commercial paper, bank
              placements, leasing, hire-purchase, bailment, rental, purchase and sale, conditional sale, credit sale, assignment, novation, factoring, discounting, securitisation, unitisation, project financing, participation or sub-participation for persons wherever situate in any currency whatsoever.

       2.3.   To carry on the business of a holding company and for such purpose to acquire and hold, either in the name of the Company or in the name of any nominee or agent, any shares, stocks, bonds,
              debentures or debenture stock (whether perpetual or not), loan stock, notes, obligations or other securities or assets of any kind, whether corporeal or incorporeal, (in this paragraph referred to as "Securities") issued or guaranteed by any company and similarly to acquire and hold as aforesaid any Securities issued or guaranteed by any government, state, ruler,
              commission-

              ers, or other public body or authority (and whether sovereign, dependent, national, regional, local or municipal), and to acquire any Securities by original subscription, contract, tender, purchase, exchange, underwriting, participation in syndicates or otherwise and whether or not fully paid up, and to subscribe for the same subject to such terms and conditions (if any) as may be thought fit and to exercise and enforce all rights and powers conferred by or incident to the ownership of any
              Securities including, without limitation, all such powers of veto or control as may be conferred by virtue of the holding by the
              Company of some special proportion of the issued or nominal amount thereof.

       2.4.   As an object of the Company and as a pursuit in itself or
              otherwise, and whether for the purpose of making a profit or avoiding a loss or for any other purchase whatsoever (whether or not the Company derives any benefit therefrom), to engage in currency exchange and interest rate transactions and any other financial or other transactions of whatever nature, including
              (without limiting the foregoing) any transaction for the purposes of, or capable of being for the purposes of, avoiding, reducing, minimising, hedging against or otherwise managing the risk of any loss, cost, expense or liability existing, or which may arise, directly or indirectly, from a change or changes in any interest rate or currency exchange rate or in the price or value of any property, asset, commodity, index or liability or from any other risk or factor, including but not limited to dealings, whether involving purchases, sales or otherwise, in foreign and Irish currency, spot and forward exchange rate contracts, forward rate agreements, caps, floors and collars, futures, options, swaps, and any other currency interest rate and other hedging arrangements and such other instruments as are similar to, or derivatives of, any of the foregoing.

       2.5.   To guarantee, indemnify, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, any person, firm or company, including (without prejudice to the generality of the foregoing) any company which is for the time being the Company's holding company or another subsidiary of the Company's holding company or otherwise
              associated with the Company in business and whether or not the
              Company receives any consideration, benefit or advantage
              therefore.

       2.6.   As a separate and independent object to make voluntary
              dispositions of all or any part of the property and rights of the
              Company and to make gifts thereof or gratuitous payments either for no consideration or for a consideration less than the market value of such property or rights or the amount of such payment, or by all or any such methods.

       2.7.   To remunerate any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares in the Company's capital or any debentures, debenture stock or other securities of the

                                      -2-

              Company, or in or about the formation or promotion of the Company or the conduct of its business and to pay out of the funds of the
              Company all expenses which the Company may lawfully pay in respect of or incidental to the formation, registration and advertising of or raising money for the Company and the issue of its capital, or for contributing to or assisting any issuing house or firm or person, either issuing or purchasing, with a view to issuing all or any part of the Company's capital, in connection with the advertising or offering the same for sale or subscription, including brokerage and commissions for obtaining applications for or taking, placing, underwriting or procuring the underwriting of shares, debentures or debenture stock."

       2.8.   To carry on any other business, except the issuing of policies of insurance, which may seem to the Company capable of being
              conveniently carried on in connection with the above, or
              calculated directly or indirectly to enhance the value of or render profitable any of the Company's property or rights.

       2.9.   To invest any monies of the Company in such investments and in such manner as may from time to time be determined, and to hold, sell or deal with such investments and generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property and rights or privileges.

       2.10.  To subscribe for, take, purchase or otherwise acquire and hold shares or other interests in, or securities of any other company having objects altogether or in part similar to those of this
              Company or carrying on any business capable of being carried on so as, directly or indirectly, to benefit this Company.

       2.11.  To develop and turn to account any land acquired by the Company or in which it is interested and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, fitting up and improving buildings and conveniences, and by planting, paving, draining, farming, cultivating, letting on building lease or building agreement and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants and others.

       2.12.  To acquire and undertake the whole or any part of the business, property, goodwill and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on, or which can be
              conveniently carried on in connection with the same, or may seem calculated directly or indirectly to benefit the Company.

       2.13.  To employ the funds of the Company in the development and expansion of the business of the Company and all or any of its subsidiary or associated companies and in any other company whether now existing or hereafter to be formed and engaged in any like business of the Company or any of its subsidiary or
              associated companies or of any other industry ancillary thereto or which can conveniently be carried on in connection therewith.

                                      -3-

       2.14.  To lend money to such persons or companies either with or without security and upon such terms as may seem expedient.

       2.15.  To borrow or otherwise raise money or carry out any other means of financing, whether or not by the issue of stock or other
              securities, and to enter into or issue interest and currency hedging and swap agreements, forward rate agreements, interest and currency futures or options and other forms of financial
              instruments, and to purchase, redeem or pay off any of the foregoing.

       2.16.  To secure the payment of money or other performance of financial obligations in such manner as the Company shall think fit, whether or not by the issue of debentures or debenture stock, perpetual or otherwise, charged upon all or any of the Company's property, present or future, including its uncalled capital.

       2.17.  To adopt such means of making known the Company and its products and services as may seem expedient.

       2.18.  To sell, improve, manage, develop, exchange, lease, mortgage, enfranchise, dispose of, turn to account or otherwise deal with all or any part of the property, undertaking, rights or assets of the Company and for such consideration as the Company might think fit. Generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property and rights or privileges.

       2.19.  To acquire and carry on any business carried on by a subsidiary or a holding Company of the Company or another subsidiary of a holding company of the Company.

       2.20.  To provide services of any kind including the carrying on of advisory, consultancy, brokerage and agency business of any kind.

       2.21.  To guarantee, grant indemnities in respect of, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company, or by both such methods, the performance of the contracts or obligations of and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of any person, firm or company, including (without prejudice to the generality of the foregoing) any company which is for the time being the Company's holding company as defined by section 155 of the Companies Act,
              1963, or another subsidiary as defined by the said section of the
              Company's holding company or otherwise associated with the Company in business notwithstanding the fact that the Company may not receive any consideration, advantage or benefit, direct or indirect from entering into such guarantee or other arrangement or transaction contemplated herein.

       2.22.  To amalgamate with any other company.

       2.23.  To apply for, purchase or otherwise acquire any patents, brevets
              d'invention, licences, trade marks, technology and know-how and the like conferring any exclus-

                                      -4-

              ive or non-exclusive or limited right to use or any secret or other information as to any invention or technology which may seem capable of being used, for any of the purposes of the
              Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property rights or information so acquired.

       2.24.  To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture or otherwise with any person or company or engage in any business or transaction capable of being conducted so as directly or
              indirectly to benefit the Company.

       2.25.  To grant pensions or gratuities (to include death benefits) to any officers or employees or ex-officers or ex-employees of the
              Company, or its predecessors in business or the relations, families or dependants of any such persons, and to establish or support any non-contributory or contributory pension or
              superannuation funds, any associations, institutions, clubs, buildings and housing schemes, funds and trusts which may be considered calculated to benefit any such persons or otherwise advance the interests of the Company or of its members.

       2.26.  To promote any company or companies for the purpose of acquiring all or any of the property and liabilities of this Company or for any other purpose which may seem directly or indirectly calculated to benefit this Company.

       2.27.  To remunerate any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares in the Company's capital or any debentures, debenture stock or other securities of the Company, or in or about the formation or promotion of the Company or the conduct of its business.

       2.28.  To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures, letters of credit and other negotiable or transferable instruments.

       2.29.  To undertake and execute any trusts the undertaking whereof may seem desirable, whether gratuitously or otherwise.

       2.30.  To procure the Company to be registered or recognised in any country or place.

       2.31.  To promote freedom of contract and to counteract and discourage interference therewith, to join any trade or business federation, union or association, with a view to promoting the Company's business and safeguarding the same.

       2.32.  To do all or any of the above things in any part of the world as principal, agent, contractor, trustee or otherwise, and by or through trustees, agents or otherwise and either alone or in conjunction with others.

       2.33.  To distribute any of the property of the Company in specie among the members.

                                      -5-

       2.34.  To do all such other things as the Company may think incidental or conducive to the attainment of the above objects or any of them.

       NOTE A: The objects specified in each paragraph of this clause shall, except where otherwise expressed in such paragraph, be in no wise limited or restricted by reference to, or inference from, the terms of any other paragraph.

       NOTE B: It is hereby declared that the word "company" in this clause
       (except where it refers to this Company) will be deemed to include any partnership or other body of persons, whether or not incorporated and whether formed in Ireland or elsewhere.

3.     The liability of the members is limited.

4.     The share capital of the Company is (euro)100,000 divided into 100,000 shares of (euro)1 each.

We, the several persons whose names and addresses are subscribed, wish to be formed into a company in pursuance of this memorandum of association, and we agree to take the number of shares in the capital of the Company set opposite our respective names.

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Names, Addresses and Descriptions                           Number of shares
of Subscribers                                              taken by each
                                                            Subscriber
--------------------------------------------------------------------------------

Goodbody Subscriber One Limited               One
North Wall Quay
IFSC
Dublin 1

Limited Liability Company

Goodbody Subscriber Two Limited               One
North Wall Quay
IFSC
Dublin 1

Limited Liability Company

John Olden                                    One
9 Grove Paddock
Blackrock
Co. Dublin

Solicitor

                                      -6-

John Given                                    One
8 Carraig Grennane
Killiney Avenue
Co Dublin

Solicitor

Maire Cunnigham                               One
95 New Row Square
New Row South
Dublin 8

Solicitor

Jeanne Kelly                                  One
51 Mountpleasant Avenue Lower
Ranelagh
Dublin 6

Solicitor

Emma Laffan                                   One
8 Obelisk Grove
St. Augustines Park
Blackrock
Co. Dublin

Solicitor

Total number taken                            Seven

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Dated 18 October 2004

Witness to the above signatures:    Margaret White
                                    23 Foxfield Grove
                                    Raheny
                                    Dublin 5

                                      -7-

                          COMPANIES ACTS, 1963 TO 2003

                              ---------------------

                             PUBLIC LIMITED COMPANY

                              ---------------------

                             ARTICLES OF ASSOCIATION

                                       OF

                       ELAN FINANCE PUBLIC LIMITED COMPANY

                        --------------------------------

                                   PRELIMINARY

5.     TABLE A: The regulations in Part I of Table A in the First Schedule to the Act (as amended by the Acts) with the exception of regulations 56,
       57, 61, 75 and 110 to 112 will apply to the company subject to the alterations herein contained and will, so far as not inconsistent with these presents, bind the company and the shareholders.

6.     DEFINITIONS: In these articles, unless the context otherwise requires:

       the 1983 ACT means the Companies (Amendment) Act, 1983;

       the 1990 ACT means the Companies Act, 1990;

       the ACTS means the Companies Acts, 1963 to 2003;

       the AUDITORS means the auditors or auditor for the time being of the company;

       IRELAND means Ireland excluding Northern Ireland and all references in
       Table A to "the State" will be construed as meaning references to
       Ireland; and

       TABLE A means Table A in the First Schedule to the Act.

7.     INTERPRETATION:

       7.1.   All references in Table A to the Companies Acts, 1963 to 1983 will be construed as references to the Acts.

       7.2.   Unless the contrary is clearly stated, reference to any section of any of the Acts is to such section as same may be amended, extended or re-enacted (whether before or after the date hereof)
              from time to time.

                                      -8-

       7.3.   Reference to any legislation or document includes that legislation or document as amended or supplemented from time to time.

       7.4.   Unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing the masculine include the feminine, and words importing persons include corporations.

       7.5.   Headings are inserted for convenience only and do not affect the construction of these articles.

                                  SHARE CAPITAL

8.     CAPITAL STRUCTURE: The capital of the company is (euro)100,000 divided into 100,000 ordinary shares of (euro)1 each.

9.     DIRECTORS' AUTHORITY TO ALLOT SHARES: The directors are generally and unconditionally authorised to exercise all powers of the company to allot relevant securities (as defined for the purposes of section 20 of the 1983 Act) up to an amount equal to the authorised but unissued share capital of the company as at the date of incorporation of the company, and such authority will expire five years from that date save that the company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot relevant securities in pursuance of such offer or agreement as if the authority conferred hereby had not expired.

10.    PURCHASE OF OWN SHARES: Subject to and in accordance with the provisions of the Acts, the company may purchase its own shares
       (including any redeemable shares).

                               TRANSFER OF SHARES

11.    The instrument of transfer of a fully paid up share need not be signed by or on behalf of the transferee and regulation 22 of Part I of Table
       A will be modified accordingly.

                                GENERAL MEETINGS

12.    GENERAL MEETINGS OUTSIDE IRELAND: The first annual general meeting of the company may be held in or outside Ireland. Subsequent annual general meetings shall be held in Ireland unless in respect of any particular meeting either all the members entitled to attend and vote at such meeting consent in writing to its being held elsewhere or a resolution providing that it be held elsewhere has been passed at the preceding annual general meeting. Extraordinary general meetings may be held in or outside Ireland. Regulation 47 of Part I of Table A will not apply and regulation 50 will be construed as if the words "within the
       State" were deleted therefrom.

13.    AUDITORS' REQUISITION: An extraordinary general meeting shall be convened upon the requisition of the Auditors under the circumstances described in section 186 of the 1990 Act, as well as upon the requisition described in regulation 50 of Part I of Table A.

                                      -9-

                         PROCEEDINGS AT GENERAL MEETINGS

14.    PROXIES: In regulation 70 of Part I of Table A the words "not less than
       48 hours before the time for holding" and "not less than 48 hours before the time appointed for" will be deleted and there shall be substituted therefor the words "before the commencement of" on both occasions.

15.    POLL: A poll may be demanded at any general meeting by any member present in person or by proxy who is entitled to vote thereat and regulation 59 of Part I of Table A will be modified accordingly.

                                VOTES OF MEMBERS

16.    For so long as:

       16.1.  the company holds shares as treasury shares; or

       16.2.  any subsidiary of the company holds shares in the company the company or the subsidiary as the case may be shall not exercise any voting rights in respect of the shares and regulations 63 to 73 of
       Part I of Table A will be modified accordingly.

RESOLUTIONS OF DIRECTORS AND COMMITTEES AT ELECTRONIC MEETINGS

17.

       17.1.  All or any of the Directors, or of the members of a Committee, can take part in a meeting of the Directors, or of a Committee as the case may be, by the use of conference telephone,
              video-conferencing or other telecommunications equipment designed to allow all persons participating to hear each other speak (an
              "Electronic Meeting").

       17.2.  A person taking part in this way will be counted as being present at the meeting, and an Electronic Meeting will be considered to be a meeting of Directors, or of a Committee as the case may be, for the purpose of passing resolutions but not for doing any other act or thing which, under specific requirements of the Acts, must be done at a meeting of Directors.

       17.3.  The provisions of these regulations, in so far as they relate to the summoning of meetings of Directors or of Committees, the appointment and powers of a chairman, the transaction of business, alternates, quorum, voting, adjournment and the keeping of minutes, will apply to an Electronic Meeting as if it were a meeting of Directors, or of a Committee as the case may be, at which all those taking part were in the physical presence of each other.

                                      -10-

               RESOLUTIONS OF DIRECTORS AND COMMITTEES IN WRITING

18.

       18.1.  A resolution in writing signed by each Director (or his alternate)
              will be as valid as if it had been passed at a meeting of the
              Directors duly convened and held. A resolution in writing signed by each member of a Committee (or, in the case of a Director, his alternate) will be as valid as if it had been passed at a meeting of that Committee duly convened and held. Such a resolution may consist of one document or two or more documents to the same effect each signed by one or more of the signatories.

                                    DIRECTORS

19.    NUMBER OF DIRECTORS: The company will have not less than two directors.
       Regulation 75 of Part I of Table A will not apply.

20.    NO SHARE QUALIFICATION: A director or alternate director will not be required to hold any shares in the company by way of qualification, and regulation 77 of Part I of Table A will not apply.

21.    DIRECTORS' RIGHT TO ATTEND MEETINGS: A director who is not a member of the company will nevertheless be entitled to receive notice of, attend and speak at any general meeting or separate meeting of the holders of any class of shares, and regulation 136 of Part I of Table A will be modified accordingly.

                         POWERS AND DUTIES OF DIRECTORS

22.    POWERS TO BORROW AND GRANT SECURITY: The directors may exercise all the powers of the company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and, subject to section 20 of the 1983 Act, to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the company or of any third party.
       Regulation 79 of Part I of Table A will not apply.

23.    INTERESTS IN CONTRACTS: The obligations of a director to disclose the nature of his interest in any contract or proposed contract with the company will apply equally to any shadow director who shall declare his interest in the manner prescribed by section 27(3) of the 1990 Act.

24.    DIRECTORS' CONTRACTS: No contract will be entered into by the company for the employment of, or the provision of services by, a director or a director of a holding company of the company containing a term to which section 28 of the 1990 Act applies without obtaining the approval provided for in that section, and regulation 85 of Part I of Table A will be modified accordingly.

                                      -11-

                          DISQUALIFICATION OF DIRECTORS

25.    The office of director will be ipso facto vacated if the director becomes prohibited from being a director of the company by reason of any declaration or order made under section 150 or 160 of the 1990 Act, as well as under the circumstances described in regulation 91 of Part I of Table A.

                            ROTATION AND RE-ELECTION

26.    The directors will not retire at the first annual general meeting or by rotation, or require to be re-elected in general meeting following appointment by the directors. Regulations 92 to 100 inclusive of Part I of Table A will be modified accordingly.

                            PROCEEDINGS OF DIRECTORS

27.    PARTICIPATION IN BOARD MEETINGS BY TELEPHONE: Any director (including an alternate) or any member of a committee of directors may participate in a meeting of the directors or a committee of directors of which he is a member by means of a conference telephone or similar communicating equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner will be deemed to constitute presence in person (or, as the case may be, by alternate) at such meeting but, for the purposes of determining whether the quorum for the transaction of business exists, any director or committee member in telephonic communication with a meeting of directors or of a committee as the case may be will not be counted in the quorum, and regulation 102 of Part I of Table A will be modified accordingly.

28.    COMMITTEES OF DIRECTORS: The meetings and proceedings of any committee formed by the directors will be governed by the provisions of these articles regulating the meetings and proceedings of directors so far as the same are applicable and are not superseded by any regulations imposed on such committee by the directors.

                       RESOLUTIONS IN WRITING BY DIRECTORS

29.    A resolution in writing signed by each director (or his alternate director) will be as valid as if it had been passed at a meeting of the directors duly convened and held, and may consist of one document or two or more documents to the same effect each signed by one or more directors (or their alternates or substitutes), and regulation 109 of
       Part I of Table A will be modified accordingly.

                               EXECUTIVE DIRECTORS

30.    The directors may from time to time appoint one or more of themselves to be managing director or any other category of executive director for such period and on such terms as to remuneration or otherwise as they think fit, and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment. Regulations 110 and
       111 of Part I of Table A will not apply and regulation 112 will apply to all executive directors as it applies to a managing director.

                                      -12-

                               ALTERNATE DIRECTORS

31.     Any director may from time to time appoint any person to be his alternate. The alternate will be entitled to attend and vote at any meeting of the directors at which the appointer is not personally present and, in the absence of the appointer, to exercise all the powers, rights, duties and authorities of the appointer as a director
        (other than the right to appoint an alternate hereunder), but will not be entitled to be remunerated otherwise than out of the fees of the appointer. Any appointment under this Article shall be effected by notice in writing given by the appointer to the Secretary. Any appointment so made may be revoked at any time by the appointer by notice in writing given by the appointer to the Secretary, and an alternate's appointment will ipso facto come to an end if for any reason the appointer ceases to be a director.

32.    An alternate may exercise all the powers, rights, duties and authorities of the director appointing him (other than the right to appoint an alternate hereunder).

33.    A person may act as an alternate for more than one director and while he is so acting will be entitled to a separate vote for each director he is representing and, if he is himself a director, his vote or votes as an alternate will be in addition to his own vote. An alternate will be counted for the purpose of reckoning whether a quorum is present at any meeting attended by him at which he is entitled to vote, but where he is himself a director or is the alternate of more than one director he will only be counted once for such purpose.

                                    THE SEAL

34.    An alternate who is not also a director will be entitled to sign or countersign an instrument to which the seal is affixed as if he were the director who appointed him, and regulation 115 of Part I of Table A will be modified accordingly.

                                    ACCOUNTS

35.    The company will comply with the provisions of the acts and all other relevant legislation with regard to accounts, and regulations 125 to
       129 of Part I of Table A will be modified accordingly.

                            CAPITALISATION OF PROFITS

36.    The reference in regulation 130 to section 64 of the Act will be construed as a reference to section 207 of the 1990 Act.

                                    AUDITORS

37.    The Auditors will be appointed and removed and their rights and duties regulated in accordance with the Acts. The Auditors will be entitled to attend any general meeting and to receive all notices of, and other communications relating to, any general meeting which any member is entitled to receive, and to be heard on any part of the business which concerns them as auditors. Regulation 132 of Part I of Table A will not apply.

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                                     NOTICES

38.    A notice to be given by the company to any person entitled to receive it (the "Addressee") shall be in writing and may be given to the
       Addressee personally, delivered or posted (properly addressed and prepaid) to his registered address or transmitted by telecopier to any telecopier number which the Addressee may have furnished to the company for the purpose. A notice given in a manner referred to in this Article will be deemed to given as follows:

       38.1.  if given to the Addressee personally or delivered, when so given or delivered;

       38.2.  if posted, in the case of the notice of a meeting, 24 hours after posting or, in any other case, at the time at which the letter would be delivered in the ordinary course of post; or

       38.3.  if transmitted by telecopier, when so transmitted provided the correct code or telecopier number is received on the transmission report.

       Regulation 133 of Table A will not apply.

                                    INDEMNITY

39.    Subject to the Acts, every director, managing director, agent, auditor, secretary and other officer for the time being of the company shall be indemnified out of the assets of the company against any liability incurred by him in defending any proceedings, whether civil or criminal, in relation to his acts while acting in such office, in which judgment is given in his favour or in which he is acquitted or in connection with any application under section 391 of the Act in which relief is granted to him by the court. Regulation 138 of Part I of
       Table A will not apply.

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                Names, Addresses and Descriptions of Subscribers

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Goodbody Subscriber One Limited
North Wall Quay
IFSC
Dublin 1

Limited Liability Company

Goodbody Subscriber Two Limited
North Wall Quay
IFSC
Dublin 1

Limited Liability Company

                                      -14-

John Olden
9 Grove Paddock
Blackrock
Co. Dublin

Solicitor

John Given
8 Carraig Grennane
Killiney Avenue
Co Dublin

Solicitor

Maire Cunnigham
95 New Row Square
New Row South
Dublin 8

Solicitor

Jeanne Kelly
51 Mountpleasant Avenue Lower
Ranelagh
Dublin 6

Solicitor

Emma Laffan
8 Obelisk Grove
St. Augustines Park
Blackrock
Co. Dublin

Solicitor

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Dated 18 October 2004

Witness to the above signatures:    Margaret White
                                    23 Foxfield Grove
                                    Raheny
                                    Dublin 5

                                      -15-